                                                                 EXHIBIT 10(k)


                              EMPLOYMENT AGREEMENT


                  AGREEMENT made the 27th day of February, 1997 by and between NovaSource, Inc., a Delaware corporation (the "Company"), and James Boyd (the "Employee").

                              W I T N E S S E T H:

                  WHEREAS, the Employee is presently the president of Employee Services of Florida, Inc., a Florida corporation ("ESF"); and

                  WHEREAS, the Company intends to acquire ESF through the acquisition of Employee Services of America, Inc., a Florida corporation of which ESF is a wholly owned subsidiary ("ESA"); and

                  WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                           1.       Employment, Term.

                           1 The Company agrees to employ the Employee, and the
Employee agrees to serve in the employ of the Company, for the term set forth in
Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                           2 The term of the Employee's employment under this
Agreement shall be the period commencing on the date hereof and continuing through February 28, 2002 unless sooner terminated in accordance with this Agreement.

                           3 The parties hereto acknowledge that the Company may
designate another direct or indirect wholly owned subsidiary of the Company to employ the Employee and to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement.
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                                                                               2


                  2. Position, Duties. The Employee shall serve as the President of, and shall be responsible for the day to day operations of ESA and its subsidiaries, and shall have such duties and responsibilities as are requested of him by the President of the Company or his or her designee or successor. The Employee shall perform his duties and responsibilities hereunder faithfully and diligently. The Employee shall report to the President of the Company, to the designees or successors of such person, and to the Board of Directors of the Company. The Employee shall devote his full business time and attention to the performance of his duties and responsibilities hereunder. However, the parties recognize and acknowledge that the Employee owns an interest in an insurance agency and sits on its board of directors and, so long as such agency does not compete with the Company or any other members of the Company Group (as hereinafter defined) and so long as his involvement therewith does not materially interfere with the performance of his duties under this Agreement, he may continue to do so without it constituting a violation of his duties under this Agreement. The Employee hereby represents that he is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict his ability to perform his duties hereunder, and agrees that he will not enter into any such agreements or covenants during the term of his employment hereunder, except such restrictive covenants or confidentiality agreements which are required by this Agreement. The parties agree that the Employee can fulfill all of his duties and responsibilities under this Agreement if he maintains his business office and residence in Manatee County, Florida, and the Company shall not require him to change these locations.

                  3. Compensation.

                  1 Base Salary. During the term of this Agreement, in consideration of the performance by the Employee of the services set forth in
Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary (the "Base Salary") at the rate of $125,000 per annum, payable in accordance with the standard payroll practices of the Company. In addition to the Base Salary payable hereunder, the Employee may be entitled to receive merit increases in salary during the term hereof in amounts and at such times as shall be determined by the President of the Company in his or her sole discretion. In no event shall the failure to grant any such increase (or the amount of any such increase) give rise to a claim by the Employee under this Agreement.

                  2 Bonus. During each twelve-month period during the term of this Agreement, in addition to the Base Salary payable under Section 3.1 above, the Employee shall be eligible to earn a bonus of up to 25% of the Base Salary, based on certain annual criteria related to the personal productivity and performance of the Employee, such criteria to be determined annually by the Employee and the President of the Company.
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                  3 Automobile Allowance. During the term of this Agreement, the
Company shall provide the Employee with a leased automobile with monthly lease payments not to exceed $600, plus reasonable gas, oil, maintenance and insurance.

                  4 Club Dues. During the term of this Agreement, the Company shall pay directly or reimburse the Employee for dues actually paid to the country club of the Employee's choice and costs associated with maintaining club membership (all payable without regard to the deductibility thereof for income tax purposes), such payment or reimbursement in no event to exceed an aggregate, at present, of $225 per month plus applicable sales tax, and to be subject to increases of not more than 10% per annum.

                  4. Expense Reimbursement. During the term of this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies (all payable without regard to the deductibility thereof for income tax purposes).

                  5. Other Benefits. During the term of this Agreement, the Employee shall be entitled to receive four paid weeks vacation time per annum, medical and dental insurance as currently provided to the Employee by ESA and/or ESF and life insurance and continuing education benefits on the same terms as are from time to time made available to other similarly situated employees of the Company, and stock option awards, if any, as may be determined from time to time by the Board of Directors of the Company, in its sole discretion.

                  6.       Termination of Employment.

                           1 Death. In the event of the death of the Employee
during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) and all other benefits available to the Employee under this Agreement accrued to the Employee's date of death and not theretofore paid, and the estate or other legal representative of the Employee shall have no further rights under this Agreement. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs.
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                  2 Disability. If the Employee shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of sixty (60) consecutive days be unable to perform his normal duties hereunder, with or without reasonable accommodation, the employment of the Employee hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Employee. Within thirty (30) days after such termination, the Company shall pay to the Employee the salary provided for in
Section 3.1 (at the annual rate then in effect) and all other benefits available to the Employee under this Agreement accrued to the date of such termination and not theretofore paid. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

                  3 Due Cause. The employment of the Employee hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) and all other benefits available to the Employee under this Agreement accrued to the date of such termination and not theretofore paid to the Employee, and, after the satisfaction of any claim of the Company against the Employee arising as a direct and proximate result of such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (a)(i) a material breach of any of the Employee's obligations hereunder (it being understood that any breach of the provisions of Sections 7 (except for any such breach involving an unintentional disclosure of immaterial confidential material (as hereinafter defined)) or 8 hereof shall be considered material), (ii) the use of alcohol or drugs by the Employee to an extent that materially interferes with the performance by the Employee of his responsibilities hereunder, (iii) the Employee's threatening to cause, or repeatedly or intentionally causing, objectively inappropriate damage to the relations of any member of the Company Group with its customers, suppliers or employees or (iv) the continued refusal by the Employee to carry out any reasonable lawful order or instruction of the Company; or (b) that the Employee, in carrying out his duties hereunder, in the good faith judgment of the Board of Directors of the Company, has been guilty of (i) willful or gross neglect or (ii) willful or gross misconduct, resulting in either case in harm to any member of the Company Group; or (c) that the Employee has been (i) formally charged with a felony or (ii) convicted or indicted of any crime or offense involving
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                                                                               5


moral turpitude. In the event of an occurrence under this Section 6.3, the Employee shall be given written notice by the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the Company intends so to terminate the Employee's employment. If the basis for such written notice is an act or acts described in clause (a) above and not involving moral turpitude, the Employee shall be given twenty (20) days to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such twenty (20) days to cease or correct such performance (or nonperformance) or, in the event such performance (or nonperformance) cannot reasonably be completed within 20 days, the Employee fails to begin performance (or nonperformance) within such 20-day period and diligently continue same until completion, the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause.
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                  4 Other Termination by the Company. The Company may terminate the Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate by giving the Employee written notice thereof; provided, however, that in the event that such termination is not properly permitted pursuant to Sections 6.1, 6.2 or 6.3, the Company shall continue to pay to the Employee (or his estate or other legal representative in the case of the death of the Employee subsequent to such termination), in the same periodic installments as his annual salary was paid, the salary provided for in Section 3.1 (at the annual rate than in effect), until the first to occur of (a) the then scheduled expiration of the term hereof or (b) the expiration of a period of six (6) months following such termination and all other benefits available to the Employee under this Agreement accruing through the date of the written notice of termination. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9 except that, in the event of a termination solely under this Section 6.4, the period of non-competition under Section 8 shall be equal to the period during which periodic installments of the Employee's annual salary are actually paid to the Employee by the Company, it being understood and agreed that the Company shall have the option (but not the obligation) to extend such period beyond the period set forth in the first sentence of this Section 6.4 up to the period set forth in Section 8.1(A)(ii) by continuing to pay such periodic installments of salary during the period of the extension.

                  7. Confidential Information.
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                  1 (a) The Employee shall, during the Employee's employment with the Company and at all times thereafter, treat all confidential material of the Company Group confidentially. The Employee shall not, without the prior written consent of the President of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or, except in order to carry out his duties under this Agreement, remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company. The Employee shall not in any manner use any confidential material of the Company Group, or any other property of any member of the Company Group, in any manner not specifically directed by the Company.

                  (a) For the purposes hereof, the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices and customers of any member of the Company Group, and all information in any way concerning the activities, business or affairs of any of such customers, as such, which is furnished to the Employee by any member of the Company Group or any of its agents or customers, as such, or otherwise acquired by the Employee in the course of the Employee's employment with the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Employee, (ii) was available to the Employee on a non-confidential basis prior to his employment with any member of the Company Group, or (iii) becomes available to the Employee on a non-confidential basis from a source other than any member of the Company Group or any of its agents or customers, as such, provided that such source is not bound by a confidentiality agreement with any member of the Company Group or any of such agents or customers.

                  2 Promptly upon the written request of the Company, the Employee shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Employee without retaining a copy thereof (provided, however, that the Employee shall be entitled to retain a list of such
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confidential material so long as the form of such list is reasonably acceptable to the Company). If either returning any confidential material or failing to retain a copy thereof would not violate any applicable Federal, state, local or foreign law, such confidential material shall be returned without retaining any copies thereof as soon as practicable after the written request of the Company.

                           3 In the event that the Employee is required, by oral
questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Employee shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Employee is compelled to disclose confidential material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

                           4 Nothing contained in this Section 7 shall prohibit
the Employee from engaging in his chosen business or profession, provided said activity is not otherwise prohibited by any other provision of this Agreement.

                           8.      Non-Competition.

                                    1 The Employee acknowledges that the
services to be rendered by him to the Company are of a special and unique character. The Employee agrees that, in consideration of his employment hereunder, the Employee will not (A)(i) during the term of this Agreement and
(ii) prior to two years from the date of termination of the Employee's employment by the Company or any other member of the Company Group, directly or indirectly, (a) engage, whether as principal, agent, investor (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), distributor, representative, stockholder (other than as a holder of less than 5% of the outstanding capital stock of a publicly traded corporation), employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within the counties of Florida set forth in Exhibit A hereto, which is competitive with the businesses of the Company or any of the other members of the Company Group, (b) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was or is at the time of solicitation or enticement a director, officer, employee or agent of such member of the Company Group, either on the Employee's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the
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service of such member of the Company Group, (c) solicit or entice or endeavor to solicit or entice away any person who was or is at the time of solicitation or enticement a customer of any member of the Company Group, either on the Employee's own account or for any other person, firm, corporation or organization, (d) employ any person who was a director, officer or employee of any member of the Company Group or any person who is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Company Group, or (e) take any action or make any statement the intended effect of which would be detrimental in any material respect to the Company, including any action or statement intended, directly or indirectly, to benefit in any material respect a competitor of any member of the Company Group or (B) at any time, take any action or make any statement the intended effect of which would be, directly or indirectly, to impair in any material respect the good will of any member of the Company Group or the business reputation or good name of any member of the Company Group.

                  For purposes hereof, the "Company Group" shall mean, collectively, the Company and the Company's subsidiaries, affiliates and parent entities engaged in the same lines of business.

                           2 The Employee and the Company agree that if, in any
proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

                           8.3 The Employee expressly acknowledges and agrees
that the covenants and agreements set forth in this Section 8 are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. The Employee acknowledges and agrees that the covenants and agreements of the Employee set forth in this Section 8 constitute a significant part of the consideration given by the Employee to the Company in exchange for the salary and benefits provided for in this Agreement, and are a material reason for such payment.

                           9. Equitable Relief. In the event of a breach or
threatened breach by the Employee of any of the provisions of Sections 7 or 8 of this Agreement, the Company shall be entitled, in order to maintain the status quo ante pending the outcome of any arbitration pursuant to Section 21 hereof, to seek pre-judgment injunctive relief or similar equitable relief restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity
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of showing that money damages would not afford an adequate remedy. The parties hereto hereby consent to the exclusive jurisdiction of the Federal courts located in the Middle District of Florida and the Florida state courts located in such District for any proceedings under this Section 9. The parties hereto agree that the availability of arbitration in Section 21 hereof shall not be used by any party as grounds for dismissal of any injunctive actions instituted by the Company pursuant to this Section 9. Nothing herein shall be construed as prohibiting the Company or the Employee from pursuing any other remedies at law or in equity which it may have.

                  10.      Successors and Assigns.

                           1 Assignment by the Company. The Company shall
require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

                           2 Assignment by the Employee. The Employee may not
assign this Agreement or any part hereof without the prior written consent of the President of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

                  11. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Florida applicable to contracts to be performed entirely within such State.

                  12. Entire Agreement. This Agreement and the other agreements executed contemporaneously herewith contain all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto; provided, however, that Section 8 shall not serve as a limitation of the terms of any other non-competition agreement
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between the Employee and any member of the Company Group. No modification of this Agreement shall be effective unless in writing and signed by the party against which enforcement is sought to be enforced.

                  13. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

                  14. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally or sent by confirmed telecopier, overnight delivery service, or registered or certified mail, postage prepaid, as follows:

                  If to the Company:

                           1016 West Ninth Avenue
                           King of Prussia, Pennsylvania  19406
                           Attention:  President
                           Telecopy No.: (610) 992-3328
                           Voice No.:    (610) 992-7200

                  with a copy to:

                           NovaCare, Inc.
                           1016 West Ninth Avenue
                           King of Prussia, Pennsylvania 19406
                           Attention:  General Counsel
                           Telecopy No.: (610) 992-3328
                           Voice No.:    (610) 992-7200

                  If to the Employee:

                           James E. Boyd
                           2121 21st Street West
                           Palmetto, Florida  34221
                           Telecopy:        (941) 747-0226
                           Telephone:       (941) 746-0004
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                  with a copy to:

                           Broad and Cassel
                           Miami Center, Suite 3000
                           201 South Biscayne Boulevard
                           Miami, Florida  33131
                           Attention: William C. Phillippi, P.A.
                           Telecopy No.: (305) 373-9400
                           Voice No.:  (305) 373-9493

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, the next business day if sent by overnight delivery service, and three business days after the date of mailing, if mailed.

                  15. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  16. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

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                  17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  18. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys' fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

                  19. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                  20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  21.      Dispute Resolution.

                           1 Arbitration. The parties hereto shall attempt
amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this Agreement (a "Controversy") shall be submitted to J.A.M.S./Endispute for final binding arbitration, which shall be conducted by a single arbitrator (the "Arbitrator") in the Bradenton, Florida area, pursuant to J.A.M.S./Endispute's Arbitration Rules (the "Rules"). Notwithstanding anything to the contrary contained in the Rules, the Arbitrator shall not award exemplary, incidental, punitive or special damages.

                           2 Procedure. If any party shall desire relief of any
nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than one (1) year after the facts underlying said Controversy first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. The Arbitrator shall award the prevailing party its costs for the arbitration proceeding, including its attorney's fees and costs. The parties agree that the decision and award of the arbitrator shall be final and conclusive upon the parties, in lieu of all other legal, equitable (except as provided in Section 9), or judicial proceedings between them, and that no appeal or judicial review of the award or decision of the arbitrator shall be taken, but that such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is

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sought. Any equitable relief awarded under Section 9 shall be dissolved upon issuance of the arbitrator's decision and order.


                                      * * *
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first above written.


                                        NOVASOURCE, Inc.


                                        By___________________________
                                          Name:
                                          Title:



                                        _____________________________
                                                      James Boyd